Exhibit 32.01

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, Barry Goodman, certify that (i) the Quarterly Report of Global Macro Trust (the “Trust”) on Form 10-Q for the period ending June 30, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

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By: /s/ Barry Goodman
Barry Goodman
Co-Chief Executive Officer
Millburn Ridgefield Corporation
Managing Owner, Global Macro Trust
August 11, 2017